UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

ATKORE INTERNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

16100 South Lathrop Avenue Harvey, Illinois 60426
(Address of principal executive offices) (zip code)

(708) 339-1610

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 11, 2012, Atkore International Holdings Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting the consolidated financial results for the fiscal year 2012 second quarter (the “Earnings Release”).

In the Earnings Release, the Company utilizes certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States.

EBITDA is defined as net income (loss) plus (i) income tax (benefit) expense, (ii) interest expense, net and (iii) depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. In the Earnings Release, the Company has provided information regarding Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as EBITDA adjusted to exclude non-cash items, unusual items and other adjustments permitted in calculating covenant compliance (if and when applicable) under the Company’s $250 million asset-based credit facility (the “ABL Credit Facility”). As permitted under the ABL Credit Facility, Adjusted EBITDA also gives effect to certain net savings that management believes it can realize as a stand-alone company and includes the estimated twelve-month benefit associated with cost saving initiatives undertaken by us during the stated period as if those initiatives had been fully implemented at the beginning of the period, less amounts achieved and reflected in the financial statements for the period. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA and Adjusted EBITDA Margin is appropriate to provide additional information to investors, analysts and other interested parties who will consider Adjusted EBITDA and Adjusted EBITDA Margin useful in measuring our ability to meet our debt service obligations and to comply with the fixed-charge coverage ratio covenant (if and when applicable) under the ABL Credit Facility. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are contained in Supplemental Schedules E and F to the Earnings Release.

The Company has reclassified certain prior period amounts to conform to the current period presentation within the financial statements due to restatements for discontinued operations and the reorganization of the Company’s reportable segments.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	News release reporting consolidated financial results for the three and six months ended March 30, 2012, dated May 11, 2012.

All of the information furnished in Items 2.02 and 9.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	News release reporting consolidated financial results for the three and six months ended March 30, 2012, dated May 11, 2012.

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